ASSIGNMENT AND CONTRIBUTION AGREEMENT

This ASSIGNMENT AND CONTRIBUTION AGREEMENT (“Agreement”) is made as of December 12, 2008, by and among Cheetah Consulting, Inc., a Florida corporation (the “Company”), and Ice Conversions, Inc., a California corporation ("ICE") (collectively the “Parties”).

R E C I T A L S

A.

ICE, owns rights to certain ideas, intellectual property rights, (the “Contributed IP”), as described in the attached Exhibit A. ICE, owns the right and title to certain assets and prototypes (the “Contributed Assets”), as described in the attached Exhibit B.  ICE desires to contribute, transfer, license, and/or convey to the Company all such Contributed Assets and Contributed IP on the terms and subject to the conditions of this Agreement, with the result that the Company will own and/or have the right to exploit all of the Contributed Assets and Contributed IP.

B.

ICE shall receive in exchange for the contribution of the Contributed IP, 3,000,000 shares (the “Shares”) of the Company's authorized and unissued Common Stock, which shall represent approximately forty percent (40%) of the Company’s outstanding Common Stock, as follows:   2,250,000 immediately after the contribution, and 750,000 upon accumulation of 100 miles of successful test driving the prototype trucks with the hydrogen-powered drive train.  When issued, the common stock shall be duly authorized, validly issued, fully paid, non-cancelable and non-assessable shares of the common stock of the Company.

C.

ICE shall also receive in exchange for the contribution of the Contributed Assets a cash payment of $100,000.00, made payable on or before March 31, 2009

1.

Contribution of Contributed Assets to the Company.  ICE hereby finally and fully assigns and contributes to the Company such rights and interests in the Contributed Assets.  ICE hereby agrees to execute and deliver, at no charge to the Company other than reimbursement of reasonable out-of-pocket costs, such other instruments and documents as the Company may from time to time hereafter reasonably request to further evidence the granting, transfer, assignment, license, and/or conveyance to the Company of the Contributed Assets.  ICE acknowledges and agrees that the Contributed Assets are, upon execution of this Agreement, property rights of the Company and may be considered confidential and proprietary information of the Company.

2.

Representations and Warranties of ICE.  ICE hereby represents and warrants for itself that—

12/12/2008 2:26 PM

(a)

This Agreement has been duly authorized, executed and delivered by ICE and constitutes the legal, valid and binding obligations of ICE, enforceable in accordance with its terms.

(b)

The consummation of the assignment of the Contributed Assets contemplated by this Agreement will not result in the breach of ICE's charter documents or any agreement to which ICE is a party or by which ICE is bound.

(c)

ICE has full power to transfer the interests in the Contributed Assets to the Company without obtaining the consent or approval of any other person, entity or governmental authority.

(d)

ICE, as of immediately prior to the execution of this Agreement, is the sole owner, beneficially and of record, of any right or interest in the Contributed Assets, including, but not limited to, all intellectual property rights, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions, other than in favor of the Company.

(e)

ICE is, and shall after the contribution of the Contributed Assets be, able to pay its debts as they come due in the ordinary course.

(f)

ICE is obtaining the Shares for its own account and not with a view to the resale or distribution thereof and acknowledges that the Shares have not been registered under the Securities Act of 1933 and may not be transferred except pursuant to such registration requirements or an applicable exemption.  ICE acknowledges that it has the business and financial knowledge and experience to evaluate the merits and risks of an investment in the Shares, the ability to protect its interests in this transaction and received sufficient information in order to evaluate this investment in the Shares.

3.

Representations and Warranties of the Company.  The Company hereby represents and warrants for itself that

(a)

This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with its terms.

(b)

The consummation of the issuance of the Shares contemplated by this Agreement will not result in (i) the breach of the Company's charter documents or any agreement to which the Company is a party or by which it is bound or (ii) creation or imposition of any lien, charge or encumbrance on any of the Contributed Assets, other than in favor of the Company as expressly contemplated hereby.

(c)

The Company has full power to issue the Shares to ICE in exchange for the Contributed Assets without obtaining the consent or approval of any other person, entity or governmental authority.

12/12/2008 2:26 PM

(d)

The Shares, upon issuance in exchange for the Contributed Assets, shall be validly issued and outstanding, fully-paid and non assessable shares of Common Stock of the Company.

(e)

The Company presently has issued and outstanding 4,550,000 million shares of Common Stock and no shares of Preferred Stock.  There presently are no outstanding subscriptions, options, warrants, notes or other securities exercisable for or convertible into Common Stock of the Company.

4.

This Agreement contains the entire agreement of the parties concerning the subject matter hereof.

5.

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

6.

If any provision of this Contract is held unenforceable, then such provision will be modified to reflect the parties' intention. All remaining provisions of this Contract shall remain in full force and effect.

8.

Event of Default by the Company:  The following occurrences shall be considered events of default: (1) the filing of bankruptcy by the Company; (2) the failure of the Company to make any payments within thirty (30) days of the due dates set forth in this Agreement, and; (3) any material breach of the terms of this Agreement by the Company, including, but not limited to, any breach of the representations and warranties contained herein;

In the event of by the Company fails to make payment as a result of the failure of the Company to make any payments within thirty (30) days of the due dates set forth in this Agreement,   any and all right title and interest in the Contributed Assets shall immediately revert to ICE.

IN WITNESS WHEREOF, each of the parties hereto has executed or has caused to be executed by its duly authorized representative this Assignment and Contribution Agreement as of the day and year set forth above.

CHEETAH CONSULTING, INC, a Florida corporation
By:_/s/DIANE J. HARRISON____________ Diane J. Harrison, President ICE CONVERSIONS, INC., a California corporation
_/s/LAWRENCE WEISDORN____________ Lawrence Weisdorn, President

12/12/2008 2:26 PM

EXHIBIT A

Contributed IP

Set forth below is a description of the Contributed IP being conveyed by ICE to the Company:

1.

A license to use the technology, processes, formulations, methods, apparatuses, and know-how related to development, marketing or sale hydrogen/electric hybrid cars and trucks (the “Business”).

2.

All rights, title and interests in and to the following items of intellectual property and intangible assets relating to the Business:  (i) research reports, research plans, development plans, designs and sketches. A right to utilize the lists or contact information of potential customers, suppliers or facilities developed by ICE.

3.

Any business plan(s) that solely relate to the Business.

4.

Any goodwill associated solely with the Business.

5.

A license to exploit all intellectual property rights exclusively related to the Business under any international, foreign, federal, or state law, including but not limited to all patents, copyrights, trade secrets, confidential information, trade names, trademarks and service marks, and all applications filed therefore.

6.

A license to exploit all ideas, improvements, or other information, whether or not patentable and whether or not reduced to practice, made or conceived by ICE employees, which relate solely to the Business.

7.

A license to exploit all theories, methods, equipment, procedures, compilations, technical data, formulas, drawings, blueprints, software, algorithms, databases, samples, designs, data, specifications, prototypes, models, proposals, cost data, personnel data, accounting records, and other information solely concerning the Business.

8.

All licenses conveyed above are exclusive as to the territory covering the entire State of California and non-exclusive as to all other territories.

12/12/2008 2:26 PM

EXHIBIT B

Contributed Assets

Set forth below is a description of the Contributed Assets being conveyed by ICE to the Company:

1.

All rights, title and interests in and to the following tangible assets relating to the Business:  (i) a prototype 2003 Hummer H2, hydrogen/electric hybrid, (ii) a 2005 hydrogen boosted Chevy SSR, and (iii) a 2008 Cheetah body, chassis and various parts.

12/12/2008 2:26 PM